Exhibit 99.1

Press Release
July 18, 2016

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2016

LCNB Corp. (LCNB) today announced net income of $2,968,000 (total basic and diluted earnings per share of $0.30 and $0.29, respectively) and $5,932,000 (total basic and diluted earnings per share of $0.60 and $0.59, respectively) for the three and six months ended June 30, 2016, respectively.  This compares to net income of $3,123,000 (total basic and diluted earnings per share of $0.33 and $0.32) and $5,957,000 (total basic and diluted earnings per share of $0.63 and $0.62) for the same three and six-month periods in 2015. Results for 2016 were significantly affected by the acquisition of BNB Bancorp, Inc. ("BNB") on April 30, 2015. In addition, LCNB sold impaired loans with a carrying value of approximately $4.5 million during the second quarter 2015.

Commenting on the financial results, LCNB Chief Executive Officer Steve Foster said, "we are pleased to present our financial results for the three and six months ended June 30, 2016. Although net income for 2016 is less than 2015 thus far, the decrease is primarily due to two one-time expenses that were recognized to position us for increased future profitability. The first of which is a $251,000 penalty incurred during the first quarter for the early payoff of a now high-rate Federal Home Loan Bank borrowing, which will significantly decrease future interest expense. The second is a $346,000 write-down of a commercial other real estate owned property to its estimated liquidation value as we prepare to auction the property.

" LCNB remains committed during 2016 to projects and activities that will strengthen our infrastructure and provide for continued growth and expansion. Construction continues on our new Operations Center in Lebanon, Ohio, which will increase employee efficiency and enhance customer service when completed. A new mobile banking application was released to customers during the second quarter, and organic loan growth during the six month period of 2016 was $29.5 million, contributing to increased net interest income."

Net interest income for the three and six months ended June 30, 2016 decreased $475,000 and $31,000, respectively, from the comparable periods in 2015, due primarily to the absence during 2016 of non-accrual interest recognized as a result of the 2015 impaired loan sale mentioned above, partially offset by organic growth in LCNB's loan portfolio.

The provision for loan losses for the three and six months ended June 30, 2016 was $281,000 and $260,000, respectively, less than the comparable periods in 2015. Net loan charge-offs for for the six months ended June 30, 2016 and 2015 totaled $242,000 and $988,000, respectively.  The 2015 balance includes charge-offs recognized as a result of the impaired loan sale mentioned above. Non-accrual loans and loans past due 90 days or more and still accruing interest increased $784,000, from $2,282,000 or 0.30% of total loans at December 31, 2015, to $3,066,000 or 0.38% of total loans at June 30, 2016, primarily due to two loans to the same borrower totaling $1,307,000 that were newly classified as non-accrual during the first quarter 2016.  Other real estate owned (which includes property acquired through foreclosure or deed-in-lieu of foreclosure) decreased from $846,000 at December 31, 2015 to $682,000 at June 30, 2016 due to a write-down totaling $346,000 recognized on commercial property, partially offset by an addition to this category.

Non-interest income for the three months ended June 30, 2016 was $81,000 less than the comparable period in 2015 primarily due to a decrease in gains from sales of loans. The decrease reflects the absence of gains recognized as a result of the impaired loan sale in 2015. Non-interest income for the six months ended June 30, 2016 was $255,000 greater than the comparable period in 2015 primarily due gains from sales of investment securities, partially offset by the decrease in gains from sales of loans.

Non-interest expense for the three and six months ended June 30, 2016 was $42,000 and $685,000, respectively, greater than the comparable periods in 2015. The increase for the quarter was primarily due to increases in salaries and employee benefits and the write-down of other real estate owned property mentioned above, largely offset by the absence of merger expenses during the second quarter 2016. The six-month period increased for substantially the same reasons as the quarter plus a $251,000 penalty for early payoff of a $5 million Federal Home Loan Bank ("FHLB") advance recognized during the first quarter 2016. The FHLB advance had an interest rate of 5.25% and was paid off to reduce interest expense on long-term debt. Salaries and employee benefits increased primarily due to salary and wage increases, employees retained from the BNB acquisition, and an increase in the number of employees in addition to the acquisition.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Hamilton, Montgomery, Preble, Ross and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB may incur increased charge-offs in the future;

3.	LCNB may face competitive loss of customers;

4.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

5.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

6.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

7.	LCNB may experience difficulties growing loan and deposit balances;

8.	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

9.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and

10.
the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject LCNB and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.